SSub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	 Barclays Capital Inc
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Macquarie Capital (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; UBS Securities LLC
Name of Issuer:	Northern Tier Energy LP
Title of Security:	NORTHERN TIER ENERGY LP
Date of First Offering:	05/01/2013
Dollar Amount Purchased:	9,101,106
Number of Shares or Par Value of Bonds Purchased:	346,313
Price Per Unit:	26.28

Resolution Approved:	Resolution adopted at the Meeting of the Board of
Trustees on August 14-15, 2013.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	 Citigroup Global Markets
Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc; Citigroup Global Markets Inc.; Credit Suisse Securities
(USA) LLC; Deutsche Bank Securities Inc.; Global Hunter Securities, LLC; Huntington Investment Company; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; SunTrust Robinson Humphrey, Inc.; Wells Fargo Securities, LLC
Name of Issuer:	EQT Midstream Partners LP
Title of Security:	EQT MIDSTREAM PARTNERS LP
Date of First Offering:	07/17/2013
Dollar Amount Purchased:	1,131,392
Number of Shares or Par Value of Bonds Purchased:	26,009
Price Per Unit:	43.50

Resolution Approved:	Resolution adopted at the Meeting of the Board of
Trustees on December 18-19, 2013.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	 Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; BMO
Capital Markets Corp.; CIBC World Markets Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Janney Montgomery Scott LLC; Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC; Piper Jaffray & Co.; Scott & Stringfellow, LLC; SunTrust Robinson Humphrey, Inc.; TD Securities USA LLC; Wells Fargo Securities, LLC
Name of Issuer:	QEP Midstream Partners LP
Title of Security:	QEP MIDSTREAM PARTNERS, L.P.
Date of First Offering:	08/08/2013
Dollar Amount Purchased:	3,675,000
Number of Shares or Par Value of Bonds Purchased:	175,000
Price Per Unit:	21.00

Resolution Approved:	Resolution adopted at the Meeting of the Board of
Trustees on December 18-19, 2013.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	 Merrill Lynch, Pierce,
Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Oppenheimer & Co. Inc.; Raymond James & Associates, Inc.; RBC Capital Markets, LLC; Sanders Morris Harris Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; Wunderlich Securities, Inc.
Name of Issuer:	Memorial Production Partners L
Title of Security:	MEMORIAL PRODUCTION PARTNERS LP
Date of First Offering:	10/02/2013
Dollar Amount Purchased:	4,599,487
Number of Shares or Par Value of Bonds Purchased:	231,130
Price Per Unit:	19.90

Resolution Approved:	Resolution expected to be adopted at the Meeting of
the Board of Trustees on
February 10-11, 2014.


	Resolution adopted at the Meeting of the Board of Trustees on August
14-15, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
(GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2013 by the
Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund
(the Trusts) on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule
10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

	Resolution adopted at the Meeting of the Board of Trustees on December 18-19, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
 (GSAM) to the Trustees, all purchases made during the calendar quarter ended September 30, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies
Fund (the Trusts) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to
 Rule 10f-3 under the Investment Company Act of 1940, as amended
(the 1940 Act).

	Resolution expected to be adopted at the Meeting of the Board of
Trustees on February   10 - 11, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
(GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund
 (the Trusts) on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).